Exhibit 10.1
November 16, 2022
Wolfspeed, Inc.
4600 Silicon Drive
Durham, NC 27703
Attention:     Gregg Lowe

Dear Mr. Lowe:
Wolfspeed, Inc., a North Carolina corporation (“Wolfspeed”), BorgWarner PDS (USA), Inc., a Delaware corporation (“BorgWarner”) and a subsidiary of BorgWarner Inc., a Delaware corporation (“BWA”), and BWA are executing this letter/agreement simultaneously with their execution of that certain Capacity Corridor Reservation Agreement (the “CCRA”). BWA is entering into this letter agreement to induce Wolfspeed to enter into the CCRA, and Wolfspeed is entering into the CCRA to induce BWA to enter into this letter agreement. Wolfspeed, BorgWarner and BWA are sometimes referred to herein individually as a “Party” and together as the “Parties.” As used herein, “Convert Offering” shall mean a not-less-than $1 billion convertible note offering by Wolfspeed based on market terms, which shall be substantially similar terms as are stated in the indicative term sheet attached hereto as Exhibit A (the “Convert Term Sheet”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:
1.Investment.
a.In exchange for Wolfspeed establishing and maintaining a capacity corridor for BorgWarner in the annual amount of at least $650 million to manufacture silicon carbide bare die MOSFETs in accordance with the terms of the CCRA, BWA will enter into a financing arrangement pursuant to which BWA will provide up to $500 million in financing to Wolfspeed as part of the Convert Offering on the same terms provided to any and all other third-party investors in the Convert Offering (except as otherwise expressly provided in this Agreement or agreed to by BWA in writing); provided, that, to the extent the final terms of the Convert Offering vary from or are in addition to those provided for in the Convert Term Sheet, BWA shall still be obligated to invest in the Convert Offering under this Section 1(a) so long as any such varying or additional term applies generally to all other third-party investors in the Convert Offering (other than any lockup agreement of 6 months or less that may be required of certain investors, including BWA), including at least one Qualified Institutional Buyer (as such term is defined in Rule 144A(1) promulgated under the Securities Act of 1933, as amended) that participates in the Convert Offering with an investment of at least $10,000,000. Notwithstanding the foregoing, BWA shall have no obligation to invest in the Convert Offering under this Section 2(a) if the Convert Offering does not close on or before May 15, 2023 or such later date as may be agreed upon by BWA and Wolfspeed in writing, including by email correspondence between duly authorized representatives of each such Party (the “Outside Date”).

b.The CCRA will terminate automatically without any further action by any Party if Wolfspeed is prepared to consummate a Convert Offering on or before the Outside Date and BWA fails to comply with any obligation to invest in such Convert Offering on the terms and subject to the conditions set forth in Section 1(a) within thirty days after the Outside Date.
c.The Parties will cooperate to make or cause to be made any and all required filings due to BWA’s investment in the Convert Offering or its exercise or conversion of any rights that BWA receives by virtue of its participation in the Convert Offering under (i) the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and (ii) any applicable foreign antitrust laws or regulations and shall contain customary cooperation provisions with respect to any such filings.
2.Miscellaneous.
a.Headings. The headings used in this letter agreement (this “Agreement”) are for convenience and to facilitate a better overview only and will have no effect on the interpretation of this Agreement.
b.Severability. Should a provision of this Agreement be held or become invalid or unenforceable, in whole or in part, this will not affect the validity of the remaining provisions of this Agreement. In this case, the Parties will agree in good faith on a provision that as closely as possible reflects the intention of the invalid or unenforceable provision.
c.Notices. Unless otherwise set forth herein, all notices required or permitted under this Agreement will be in writing and sent by courier or overnight delivery service with confirmation of receipt, by certified mail with confirmation of receipt, or by email with confirmation of receipt, and in each instance will be deemed given upon receipt as set forth in such confirmation; provided, however, that notices given by email concerning breach, termination, or other assertion of legal rights will only be considered properly received by a Party if the sending Party receives confirmation of receipt from both (a) the Party to receive notice and (b) a member of the receiving Party’s legal department in each case, as provided below. All communications will be sent to the addresses set forth below to the attention of the applicable individual shown below or to such other address and/or individual as may be specified by either Party to the other in a notice provided in accordance with this Section 2(c). Telephone numbers are provided to meet commercial courier requirements and not as a means for providing notice.

If to BorgWarner or BWA:

BorgWarner Inc.
Attention: Kevin Nowlan
3800 Automation Ave
Auburn Hills, MI 48326
Email: Rdeni@borgwarner.com
Telephone: (248) 754-0834

With copy (which does not constitute notice) to:

BorgWarner Inc.
Attention: General Counsel
3850 Hamlin Drive
Auburn Hills, MI 48326
Email: tcalaway@borgwarner.com
Telephone: (248) 754-9200

If to Wolfspeed:

Wolfspeed, Inc.
Attention: Chris Yerby
4600 Silicon Drive
Durham, North Carolina 27703 USA
Email: Chris.Yerby@wolfspeed.com
Telephone: (919) 313-5300

With copy (which does not constitute notice) to:

Wolfspeed, Inc.
Attention: General Counsel
4600 Silicon Drive
Durham, North Carolina 27703, USA
Email: legaldept@wolfspeed.com
Telephone: +1-919-407-5300

d.Assignment. The rights and duties of this Agreement are personal to the Parties. The assignment by a Party of any rights and the transfer by a Party of any duties under this Agreement, including without limitation an assignment or transfer pursuant to a merger, transfer of assets, or change of control, by operation of law, or otherwise, whether through one or more transactions or series of transactions, requires the prior written consent of the other Party, which may not be unreasonably withheld.
e.No Third-Party Beneficiaries. The Parties agree that this Agreement is intended to benefit solely the Parties and is not intended for the benefit of or to be enforceable by any third parties.
f.Governing Law; Arbitration. This Agreement will be governed by the laws of the State of Delaware, without regard to its conflicts of laws provisions. All disputes arising out of or relating to this Agreement, or any breach or alleged breach hereof, that cannot be settled amicably by the Parties will be settled exclusively by arbitration to be held in Delaware in accordance with the International Chamber of Commerce Rules of Conciliation and Arbitration; provided, however, that a Party may seek provisional or ancillary remedies, such as preliminary injunctive relief, from a court having jurisdiction before, during or after the pendency of any arbitration proceeding or join the other Party to existing litigation or a claim brought by a third party. The language of the arbitration will be English. A single arbitrator selected by the Parties will preside over the proceeding. If a single arbitrator cannot be agreed upon by the Parties, a panel of three (3) arbitrators will preside. This panel will be comprised of one arbitrator selected by BorgWarner, one selected by Wolfspeed, and one selected by the two arbitrators appointed by the Parties. The Parties will mutually agree as to the rules and procedures which will govern such proceeding. In the event the Parties cannot agree as to the rules and procedures which will govern, the arbitrator(s) will determine the governing rules and procedures. The arbitrator(s) will have no right to award damages or provide remedies that are expressly excluded in this Agreement. The award will be final and binding upon the Parties. Judgment upon the award may be entered in any court having jurisdiction thereof.
g.Entire Agreement; Waiver and Amendment. This Agreement, together with the CCRA and NDA (as defined in the CCRA), constitutes the entire agreement among the Parties, superseding all prior oral or written representations, negotiations, understandings and agreements on the subject matter hereof. All amendments and modifications to this Agreement or its Exhibits must be made in writing and signed by both Parties. This requirement may only be waived in writing.
h.Counterparts. This Agreement and any amendment hereto may be executed in multiple counterparts and by electronic signature with the same force and effect as if the Parties had executed one instrument, and each such counterpart will be deemed to constitute an original hereof.
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Sincerely,

BORGWARNER PDS (USA), INC.

By: /s/ Tonit M. Calaway

Name:    Tonit M. Calaway

Title:    Vice President and Secretary

Date:    November 16, 2022

Place:    Milwaukee, WI

BORGWARNER INC.

By: /s/ Tonit M. Calaway

Name:    Tonit M. Calaway

Title:    EVP and Chief Administrative Officer

Date:    November 16, 2022

Place:    Milwaukee, WI

ACKNOWLEDGED AND AGREED:

WOLFSPEED, INC.

By: /s/ Bradley D. Kuhn

Name:    Bradley D. Kuhn

Title:    SVP and General Counsel

Date:    November 16, 2022

Exhibit A

CONVERT TERM SHEET
(see attached)